                                                                    EXHIBIT 12.1
                       SECURITY CAPITAL INDUSTRIAL TRUST

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                         (DOLLAR AMOUNTS IN THOUSANDS)




                                         Three Months Ended
                                              March 31,                                Year Ended December 31,
                                         --------------------       ------------------------------------------------------------
                                           1998        1997           1997          1996          1995         1994       1993
                                         --------    --------       --------      --------      --------     ---------   -------
Net Earnings from Operations             $ 34,479    $ 25,561       $ 32,371      $ 79,384      $ 47,660     $  25,066   $ 4,412
Add:
    Interest Expense                       19,645      11,375         52,704        38,819        32,005         7,568       321
                                         --------    --------       --------      --------      --------     ---------   -------
Earnings as Adjusted                     $ 54,124    $ 36,936       $ 85,075      $118,203      $ 79,665     $  32,634   $ 4,733
                                         =========   ========       ========      ========      ========     =========   =======

Fixed Charges:
    Interest Expense                     $ 19,645    $ 11,375       $ 52,704      $ 38,819      $ 32,005     $   7,568   $  321
    Capitalized Interest                    4,284       4,594         18,365        16,138         8,599         2,208       98
                                         --------    --------       --------      --------      --------     ---------   ------

         Total Fixed Charges             $ 23,929    $ 15,969       $ 71,069      $ 54,957      $ 40,604     $   9,776   $  419
                                         ========    ========       ========      ========      ========     =========   ======

Ratio of Earnings to Fixed Charges            2.3         2.3           1.2            2.2           2.0           3.3      11.3
                                         ========    ========       ========      ========      ========     =========   ======